Exhibit 1.1

Accenture Ltd

Class A Common Shares

_________________________

Underwriting Agreement
(U.S. Version)
______________________

July __, 2001

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Deutsche Banc Alex. Brown Inc.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
UBS Warburg LLC
ABN AMRO Rothschild LLC
   As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004,
and
Morgan Stanley & Co. Incorporated,
1585 Broadway,
New York, New York 10036.

Ladies and Gentlemen:

        Accenture Ltd, an exempted company limited by shares registered in Bermuda (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of ________ shares (the "Firm Shares") and, at the election of the Underwriters, up to _________ additional shares (the "Optional Shares") of Class A Common Shares, par value $0.0000225 per share ("Common Shares"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares") and to use the proceeds to subscribe for shares in the capital of its subsidiary, Accenture SCA, a Luxembourg société en commandite par actions ("SCA").

        It is understood and agreed that Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (the "Lead Representatives") are joint book-running managers for the offering of the Shares contemplated hereby and any determinations or other actions to be made under this Agreement by the representatives shall require the concurrence of both Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

        It is understood by all the parties that the Company is concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of up to a total of _________ shares of Common Shares (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International and Morgan Stanley & Co. International Limited are acting as joint book-running managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Common Shares between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Shares contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain alternate pages as included in the international prospectus. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Common Shares which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

1. Each of the Company and SCA represents and warrants to, and agrees with, each of the Underwriters that:

            (a) A registration statement on Form S-1 (File No. 333-59194) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, and other than a Form 8-A, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's or SCA's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

            (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through any Lead Representative expressly for use therein;

            (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through any Lead Representative expressly for use therein;

            (d) Neither the Company, SCA nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business that is material to the Company, SCA and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed or contemplated in the Prospectus or in connection with the hiring, promotion, demotion, reassignment or termination of employees in the ordinary course of business, (i) there has not been any change in the share capital or capital stock, as the case may be, of the Company or SCA, (ii) there has not been any net increase in the consolidated long-term debt of the Company in excess of $___, (iii) there has not been any adverse change in the capital stock of any of SCA's subsidiaries that is material to the Company, SCA and its subsidiaries, taken as a whole and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial position, shareholders' equity or results of operations of the Company, SCA and its subsidiaries, taken as a whole;

            (e) The Company (i) has been duly continued into Bermuda as an exempted company under Section 132C of the Companies Act 1981 of Bermuda and is validly existing as an exempted company in good standing under the laws of Bermuda, with corporate power and authority to own its assets and conduct its business as described in the Prospectus and (ii) has been duly qualified or registered as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration, or is subject to no material liability or disability by reason of the failure to be so qualified or registered or be in good standing in any such jurisdiction, except where the failure to be so qualified or registered or be in good standing would not reasonably be expected to have a material adverse effect on the business, management, financial position, shareholders' equity or results of operation of the Company, SCA and its subsidiaries, taken as a whole (a "Material Adverse Effect");

            (f) The Company's only material asset is the capital stock of SCA as described in the Prospectus and, except for the Company's shares of the share capital of its subsidiary Partners Security Limited, a Bermuda exempted company, the Company does not directly hold any capital stock, partnership interest, or other equity ownership interest in any other entity;

            (g) SCA (i) has been duly organized and is validly existing as a société en commandite par actions under the laws of Luxembourg, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and (ii) has been duly qualified or registered as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration, or is subject to no material liability or disability by reason of the failure to be so qualified or registered or in good standing in any such jurisdiction, except where the failure to be so qualified or registered or be in good standing would not reasonably be expected to have a Material Adverse Effect;

            (h) Each subsidiary of SCA (i) has been duly organized and is validly existing as a corporation or other entity in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and (ii) has been duly qualified or registered as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration, or is subject to no material liability or disability by reason of the failure to be so qualified or registered or in good standing in any such jurisdiction, except where the failure to be so duly organized or existing or have such power or authority or be so qualified or registered or be in good standing would not reasonably be expected to have a Material Adverse Effect;

            (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of SCA have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the issued shares of capital stock of each subsidiary of SCA have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth or contemplated in the Prospectus) are owned directly or indirectly by SCA, free and clear of all liens, encumbrances, equities or claims, except where it would not reasonably be expected to have a Material Adverse Effect; the holders of outstanding shares of share capital of the Company are not entitled to preemptive or other rights to acquire the Shares; except with respect to the Accenture SCA Class I common shares and the Accenture Canada Holdings Inc. exchangeable shares or as set forth or contemplated in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of shares of the Company; and there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda (except that the permission of the Bermuda Monetary Authority is required, and has been obtained, for the free transferability of the Shares);

            (j) The Shares to be issued and sold by the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Prospectus;

            (k) The issue and sale of the Shares by the Company hereunder and under the International Underwriting Agreement and the compliance by the Company and SCA with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated (i) will not result in any violation of the provisions of the Memorandum of Continuance or Bye-laws of the Company or the Articles of Association of SCA and (ii) except with respect to any conflicts, breaches, violations or defaults which would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the offering contemplated hereby, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, SCA or any of its subsidiaries is a party or by which the Company, SCA or any of its subsidiaries is bound or to which any of the property or assets of the Company, SCA or any of its subsidiaries is subject, (B) violate any constituent documents of any of SCA's subsidiaries or (C) violate any statute or any order, rule or regulation of any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company, SCA or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration, clearance or qualification of or with any such Governmental Agency (hereafter referred to as "Governmental Authorizations") is required for the due authorization, execution and delivery by the Company and SCA of this Agreement and the International Underwriting Agreement and for the issue and sale of the Shares or the consummation by the Company and SCA of the transactions contemplated by this Agreement and the International Underwriting Agreement, except (A) the registration under the Act of the Shares; (B) the registration of the Shares under the Exchange Act, (C) the listing of the Shares on the New York Stock Exchange (the "Exchange"), (D) such Governmental Authorizations as have been duly obtained and are in full force and effect and (E) such Governmental Authorizations as may be required under state or Blue Sky laws in connection with the purchase and distribution of the Shares by or for the account of the Underwriters or under any laws of jurisdictions outside Bermuda and the United States in connection with the purchase and distribution of the Shares by or for the account of the International Underwriters;

            (l) The Company is not in violation of its Memorandum of Continuance or Bye-laws; SCA is not in violation of its Articles of Association; and except for violations or defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, none of SCA's subsidiaries is in violation of any of their constituent documents and neither the Company, SCA nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

            (m) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the International Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the International Underwriters or the sale and delivery outside Bermuda by the International Underwriters of the Shares to the initial purchasers thereof;

            (n) Except as described or contemplated in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

            (o) All dividends and other distributions declared and payable on the shares of share capital of the Company may under the current laws and regulations of Bermuda be paid in currency other than Bermuda currency that may be freely transferred out of Bermuda without the necessity of obtaining any Governmental Authorization in Bermuda, and all such dividends and other distributions will not be subject, under current laws and regulations, to withholding, deduction or other taxes under the laws and regulations of Bermuda;

            (p) The statements set forth in the Prospectus under the caption "Description of Share Capital," insofar as they purport to constitute a summary of the terms of the Common Shares, and under the caption "Certain Income Tax Consequences," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

            (q) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company, SCA or any of its subsidiaries is a party or of which any property of the Company, SCA or any of its subsidiaries is the subject which, if determined adversely to the Company, SCA or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company's and SCA's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

            (r) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (s) Except where it would not reasonably be expected to have a Material Adverse Effect, the Company, SCA and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus;

            (t) Based on the projected composition of the Company's income and valuation of its assets, including goodwill, the Company does not believe that it will be a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, in 2001, and does not expect to become a PFIC in the future;

            (u) PricewaterhouseCoopers, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

            (v) Except as described in the Prospectus, (i) to the knowledge of the Company and SCA, the Company, SCA and its subsidiaries own or possess valid licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets and other intellectual property necessary to conduct the business of the Company, SCA and its subsidiaries in the manner in which it has been and is being conducted, except as would not reasonably be expected to have a Material Adverse Effect, (ii) the Company, SCA and its subsidiaries have not received any notice of infringement or of conflict with (and the Company and SCA know of no such infringement or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets or other intellectual property which infringement or conflict would individually or in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) to the knowledge of the Company and SCA, the inventions, products or processes referred to in the Prospectus do not infringe any right or patent, or any invention, product or process which is the subject of a patent application known to the Company and SCA, which, if determined adversely, would be reasonably likely to have a Material Adverse Effect; and

            (w) The Shares have been approved for listing on the Exchange, subject to official notice of issuance.

            2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Share of $___, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

            The Company hereby grants to the Underwriters the right to purchase at their election up to __________ Optional Shares, at the purchase price per share set forth in the paragraph above, for the purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Lead Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Lead Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Lead Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

            3. Upon the authorization by the Lead Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4.         (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Lead Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the account specified by the Lead Representatives, through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Lead Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on July __, 2001 or such other time and date as the Lead Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Lead Representatives in the written notice given by the Lead Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Lead Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022-4802 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Company agrees with each of the Underwriters:

                (a) To prepare the Prospectus in a form approved by the Lead Representatives (such approval not to be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by the Lead Representatives promptly after reasonable notice thereof; to advise the Lead Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                (c) Prior to 5:00 P.M. New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to, and to cause SCA and all of its subsidiaries not to, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any shares of Common Shares or any securities of the Company that are substantially similar to the Common Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities (collectively, the "Securities") (other than (A) pursuant to employee share incentive and employee share purchase plans existing on the date of this Agreement, (B) upon the redemption or exchange of Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares outstanding as of the date of this Agreement or (C) a number of shares not exceeding 10% of the Common Shares to be outstanding immediately following the offering contemplated hereby (assuming all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares then outstanding are redeemed or exchanged for newly issued Common Shares on a one-for-one basis) in connection with acquisitions, provided that the recipients of such shares agree to bound by this Section 5(e) for the duration of the 180 days), without the Lead Representatives' prior written consent;

                (f) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to all shareholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), it being understood that such information shall be subject to such confidentiality and use restrictions as the Company may reasonably impose from time to time and that such information shall not require the preparation of reports or other documents not otherwise prepared by the Company in the normal course of its business;

                (g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in a manner consistent in all material respects with the description in the Prospectus under the caption "Use of Proceeds";

                (h) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action in connection with the distribution of the Shares contemplated hereby which is designed to or which constitutes or which might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares;

                (i) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

                (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

                (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

                (l) The Company will redeem its Class X common shares upon redemption or exchange of SCA Class I common shares and Accenture Canada Holdings, Inc. exchangeable shares so that the aggregate number of Class X common shares outstanding at any time does not exceed the aggregate number of SCA Class I common shares and Accenture Canada Holdings, Inc. exchangeable shares outstanding.

            6. The Company and SCA, jointly and severally, covenant and agree with the several Underwriters that the Company and SCA will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and, except as provided in Section 5(c) hereof, all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof); and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes (other than any imposed by Bermuda or any political subdivision or taxing authority thereof or therein) on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

            7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and SCA herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and SCA shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

                (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Lead Representatives' reasonable satisfaction;

                (b) Latham & Watkins, counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in a form reasonably satisfactory to you;

                (c) Mello Jones & Martin, Bermuda counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in a form reasonably satisfactory to you;

                (d) Appleby Spurling & Kempe, Bermuda counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(a);

                (e) Simpson Thacher & Bartlett, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(b);

                (f) Beghin & Feider en association avec Allen & Overy, Luxembourg counsel for SCA, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(c);

                (g) Douglas G. Scrivner, General Counsel for the Company, shall have furnished to you his written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex II(d);

                (h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                (i) (i) Neither the Company, SCA nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed or contemplated in the Prospectus or in connection with the hiring, promotion, demotion, reassignment or termination of employees in the ordinary course of business, (A) there shall not have been any change in the share capital or capital stock, as the case may be, of the Company or SCA, (B) there shall not have been any net increase in the consolidated long-term debt of the Company in excess of $___ and (C) there shall not have been any adverse change in the capital stock of any of SCA's subsidiaries that is material to the Company, SCA and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the business, management, financial position, shareholders' equity or results of operations of the Company, SCA and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Lead Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York or London declared by the relevant authorities; (iv) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Shares or the transfer thereof, or a prospective change in Luxembourg taxation affecting SCA, or the imposition of new exchange controls by the United States, Bermuda or Luxembourg; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Bermuda, or the declaration by the United States, the United Kingdom or Bermuda of a national emergency or war; or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the United Kingdom or Bermuda or elsewhere which, in the judgment of the Lead Representatives would materially and adversely affect the financial markets or the market for the Shares and other equity securities, if the effect of any such event specified in this Section 7(j) in the judgment of the Lead Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (k) The Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

                (l) The Company has executed and delivered to you and to the representatives of the International Underwriters an agreement that it will not waive or amend the provisions of paragraph (a) of Section 2.3 of the Voting Agreement, dated as of April 18, 2001 (the "Voting Agreement"), among the Company and the covered persons from time to time party thereto, or a substantially similar provision in any other agreement, without the written consent of the Lead Representatives, subject to the exceptions set forth therein;

                (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

                (n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.

                8. (a) Each of the Company and SCA, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor SCA shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through both of the Lead Representatives expressly for use therein.

                (b) Each Underwriter will indemnify and hold harmless the Company and SCA against any losses, claims, damages or liabilities to which the Company or SCA may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter through both of the Lead Representatives expressly for use therein; and will reimburse the Company and SCA for any legal or other expenses reasonably incurred by the Company or SCA in connection with investigating or defending any such action or claim as such expenses are incurred.

                (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not assume the defense of such action, it is understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for all such indemnified parties, which firms shall be designated in writing by the Lead Representatives, if the indemnified parties under this Section consist of any Underwriter or any of their respective controlling persons, or by the Company or SCA, if the indemnified parties under this Section consist of the Company or SCA or any of the Company's or SCA's directors, officers or controlling persons. The indemnifying party shall not be liable for any settlement of an action or claim for monetary damages which an indemnified party may effect without the consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and SCA on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and SCA on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and SCA on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and SCA bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or SCA on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, SCA and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                (e) The obligations of the Company and SCA under this Section 8 shall be in addition to any liability which the Company and SCA may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and of SCA and to each person, if any, who controls the Company or SCA within the meaning of the Act.

                9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of Latham & Watkins, U.S. counsel for the Underwriters, and Simpson Thacher & Bartlett, U.S. counsel for the Company, may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

                (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or SCA, except for the expenses to be borne by the Company, SCA and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            10. The respective indemnities, agreements, representations, warranties and other statements of the Company, SCA and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or SCA, or any officer or director or controlling person of the Company or SCA, and shall survive delivery of and payment for the Shares.

            11. If this Agreement shall be terminated pursuant to Section 9 hereof or as a result of the failure to satisfy the conditions set forth in clauses (i) and (iii) through (vi) of Section 7(j) hereof, the Company and SCA shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company and SCA, jointly and severally, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and SCA shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

            12. In all dealings hereunder, the Lead Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given jointly by the Lead Representatives.

            All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Lead Representatives in care of Goldman, Sachs & Co., 1 Liberty Plaza, 7th Floor, New York, New York 10006, Attention: Registration Department, and in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Registration Department; and if to the Company or to SCA shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to 1661 Page Mill Road, Palo Alto, California 94304, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Lead Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

            13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and SCA and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, SCA and each person who controls the Company, SCA or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

            14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and SCA irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Bermuda or Luxembourg. Each of the Company and SCA has appointed the General Counsel of the Company, 1345 Avenue of the Americas, 13th Floor, New York, New York 10105, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. Each of the Company and SCA represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or SCA, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or SCA. A copy of any such process shall also be delivered to the General Counsel of the Company, 1661 Page Mill Road, Palo Alto, California 94304.

            15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and SCA will jointly and severally indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency on the date the judgment currency is actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and SCA and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

            16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

            17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            19. The Company and SCA are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

            If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and SCA. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
Accenture Ltd

By:......................................
Name:
Title:

Accenture SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory

By:......................................
Name:

    Accepted as of the date hereof:

    Goldman, Sachs & Co.

    By:......................................
         (Goldman, Sachs & Co.)

      Morgan Stanley & Co. Incorporated

      By:......................................

        Name:
        Title:

      Credit Suisse First Boston Corporation
      Deutsche Banc Alex. Brown Inc.
      J.P. Morgan Securities Inc.
      Salomon Smith Barney Inc.
      Banc of America Securities LLC
      Lehman Brothers Inc.
      Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
      UBS Warburg LLC
      ABN AMRO Rothschild LLC

      By: Morgan Stanley & Co. Incorporated

      By:......................................
                (Attorney-in-fact)

          On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
	Total Number of	Shares to be Purchased if
	Firm Shares	Maximum
Underwriter	To be Purchased	Option Exercised

Goldman, Sachs & Co
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Deutsche Banc Alex. Brown Inc.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
ABN AMRO Rothschild LLC

	__________________	__________________
Total	================	================

      ANNEX II(a)

      Form of opinion of Appleby Spurling & Kempe

      Accenture Ltd (the "Company")

      We act as legal counsel in Bermuda to the Company. This opinion is delivered in connection with the proposed offer (the "Offering") by the Company of 115,000,000 new class A common shares of par value US$0.0000225 each in the Company ("Class A Common Shares"), and up to a further 17,250,000 Class A Common Shares to cover over-allotments (together, the "Offering Shares"), pursuant to a prospectus and registration statement on Form S-1 filed with the United States Securities and Exchange Commission ("SEC") under number 333-59194.

      The Company has requested that we issue and deliver this opinion to you pursuant to section 7(d) of the US Underwriting Agreement and section 7 of the International Underwriting Agreement.

      For the purposes of this opinion, we have examined and relied upon the documents listed (and, in some cases, defined) in Schedule 1 to this opinion (the "Documents").

      Assumptions

      In stating our opinion we have assumed:-

(a)	the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)	the genuineness of all signatures on the Documents;

(c)	the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Subject Agreements and the Registration Statement);

(d)	that any factual statements made in any of the Documents are true, accurate and complete;

(e)	that each of the Subject Agreements constitutes legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(f)	that each of the Subject Agreements has been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered each of the Subject Agreements has actually received and accepted delivery of the relevant Subject Agreement;

(g)	that each of the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms, under the laws of the State of New York, United States of America by which it is expressed to be governed;

(h)	that each of the Subject Agreements is in the proper legal form to be admissible in evidence and enforced in the State or Federal Court in the Borough of Manhattan in the City of New York ("New York Courts") and in accordance with the laws of the State of New York;

(i)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of any of the Subject Agreements or which would have any implication in relation to the opinions expressed in this opinion and that, in so far as any obligation under, or action to be taken under, any of the Subject Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(j)	that the records which were the subject of the Company Search made on ____ July 2001 of the Register of Companies at the office of the Registrar of Companies were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(k)	that the records which were the subject of the Litigation Search made on ____ July 2001 in the Supreme Court Causes Book at the Registry of the Supreme Court were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(l)	that when the board of directors or members of the relevant committee of the board of directors of the Company adopted any of the Resolutions, none of the directors or committee members failed to discharge his fiduciary duty owed to the Company and to act honestly and in good faith with a view to the best interests of the Company;

(m)	that the Company has entered into its obligations under each of the Subject Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by each of the Subject Agreements would benefit the Company;

(n)	that none of the US Underwriters is carrying on (whether generally or in connection with the US Underwriting Agreement) investment business in or from within Bermuda in breach of (and within the meanings of) the Investment Business Act 1998 of Bermuda;

(o)	that none of the International Underwriters is carrying on (whether generally or in connection with the International Underwriting Agreement) investment business in or from within Bermuda in breach of (and within the meanings of) the Investment Business Act 1998 of Bermuda; and

(p)	that, immediately prior to its continuance into Bermuda on 21 February 2001, Accenture N.V. was a company limited by shares registered and existing under the laws of the Netherlands Antilles, with an authorised share capital of US$30,000 divided into 30,000 shares of par value US$1.00 each, of which 16,000 shares were in issue, fully-paid, and held jointly by Vernon J. Ellis, Michael G. McGrath, Karl-Heinz Flöther, Joe W. Forehand, Stephan A. James and David Hunter as the general partners of Accenture Holdings C.V.

      Opinion

      Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1)	The Company has been continued into Bermuda as an exempted company under Section 132C of the Companies Act 1981 of Bermuda and is an exempted company with limited liability and validly existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)	The Company has all requisite corporate power and authority to issue the Registration Statement and to enter into, execute, deliver, and perform its obligations under each of the Subject Agreements and to take all action as may be necessary to complete the respective transactions contemplated to be undertaken by the Company by each of the Subject Agreements.

(3)	The Company has corporate power and authority to carry on the business of an investment holding company.

(4)	The authorised share capital of the Company is US$517,500 divided into 20,000,000,000 Class A Common Shares, 1,000,000,000 class X common shares of par value US$0.0000225 each ("Class X Common Shares") and 2,000,000,000 undesignated preference shares of par value US$0.0000225 each. As at the date of this opinion and prior to the issue of the Offering Shares, ________ Class A Common Shares and _________ Class X Common Shares have been duly issued and allotted and are fully paid and non-assessable. As at the date of this opinion, no preference shares of the Company are in issue. The description of the Class A Common Shares set out under the heading "Description of Share Capital" in the Registration Statement is accurate.

(5)	The issue and execution by the Company of the Registration Statement and the filing by it of the Registration Statement with the SEC, and the execution, delivery and performance by the Company of each of the Subject Agreements and the transactions contemplated by each of the Subject Agreements have been duly authorised by all necessary corporate action on the part of the Company.

(6)	The Registration Statement and the Subject Agreements have been duly executed by the Company. Each of the Subject Agreements constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(7)	The execution and issue by the Company of the Registration Statement and the execution, delivery and performance by the Company of each of the Subject Agreements and the transactions contemplated by the Subject Agreements (including, without limitation, the issue and sale to the respective underwriters of the Offering Shares pursuant to, and the indemnification and contribution obligations undertaken by the Company in section 8 of, each of the Subject Agreements) do not violate, conflict with or constitute a default under any requirement of any law or any regulation of Bermuda or the Constitutional Documents or constitute a breach by the Company of its obligations under the Voting Agreement or the Partner Matters Agreement or the Naritaweg Agreements.

(8)	Subject to paragraph (13), with respect to the Registration Statement and each of the Subject Agreements, no consent or authorisation of, filing with, or other act by or in respect of, any governmental or regulatory authority or court of Bermuda is required to be obtained or done by the Company in connection with the execution and issue of the Registration Statement or the execution, delivery or performance by the Company of any of the Subject Agreements or to ensure the legality, validity, admissibility into evidence or enforceability in Bermuda, as to the Company, of any of the Subject Agreements, except that the permission of the Bermuda Monetary Authority is required and has been granted for the issue and allotment of the Offering Shares pursuant to the Subject Agreements and except that the Registration Statement is required to be filed, and has been filed, with the Registrar of Companies in Bermuda.

(9)	The Company has been designated as "non-resident" for the purposes of the Exchange Control Act 1972 and regulations made under that Act and there is no restriction or requirement of Bermuda law binding on the Company which limits the availability for transfer to or by it of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the payment by the Company of dividends or distributions in respect of Class A Common Shares

(10)	When paid for by the Underwriters in accordance with the terms of the respective Subject Agreements, the Offering Shares will be duly issued and allotted, fully-paid and non-assessable Class A Common Shares.

(11)	The choice of the laws of the State of New York, United States of America as the proper law to govern each of the Subject Agreements is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of each of the Subject Agreements in proceedings brought before them in relation to each of the Subject Agreements, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law (and, as at the date of this opinion, we are not aware of any reason to believe that such recognition would be regarded as contrary to public policy in Bermuda).

(12)	The irrevocable submission by the Company to the jurisdiction of the New York Courts and the waiver by it of any objection to the venue of proceedings pursuant to section 14 of each of the Subject Agreements is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the New York Courts, if such submission is accepted by the New York Courts and is legal, valid and binding under the laws of such courts.

(13)

      A final and conclusive judgment of a foreign court against the Company based upon either of the Subject Agreements (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the New York Courts) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court's judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:-

              (i) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

              (ii) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in the application of Bermuda law.

      Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

      No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

(14)

      The appointment by the Company of _________ as agent for the receipt of any service of process in any Court in connection with any matter arising out of or in connection with each of the Subject Agreements is a valid and effective appointment, if such appointment is valid and binding under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment. If the appointment is valid and effective under the laws of the State of New York, service of proceedings relating to either of the Subject Agreements upon ____________ in the manner referred to in section 14 of each of the Subject Agreements will be effective service upon the Company for the purposes of Bermuda law.

(15)	Neither the Company nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under any of the Subject Agreements. The Company is not entitled, under Bermuda law, to defend any such proceedings or actions on the basis of such immunity. The waiver by the Company, in section 14 of each of the Subject Agreements, of immunity to jurisdiction (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any proceedings against it arising under each of the Subject Agreements is a valid and binding waiver by the Company under Bermuda law.

(16)	The Company has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company. There are, subject to the final sentence of paragraph (13), no Bermuda taxes, stamp or documentary taxes, duties or similar charges due in connection with the execution, delivery, performance or enforcement of any of the Subject Agreements or the issue and allotment of the Offering Shares pursuant to the Subject Agreements. The Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any dividend or distribution to be paid by it in respect of its issued shares.

(17)	The holders of the issued Class A Common Shares and Class X Common Shares as at the date of this opinion are not entitled to pre-emptive or other rights, under the memorandum of continuance or bye-laws of the Company or the Companies Act 1981 of Bermuda, to subscribe for the Offering Shares.

(18)	Except for the permission of the Bermuda Monetary Authority for the free transferability of the Class A Common Shares which is required and has been granted, the Class A Common Shares are not subject to any restriction under Bermuda law on their transferability.

(19)	The statements set out in the Registration Statement under the headings "Risk Factors - We are registered in Bermuda and a significant portion of our assets are located outside the United States. As a result, it may not be possible for shareholders to enforce civil liability provisions of the federal or state securities laws of the United States, and, Bermuda law differs from the laws in effect in the United States and may afford less protection to shareholders" and "Description of Share Capital" , to the extent that they represent summaries of the rights and restriction attaching to shares in the Company or summaries of the Constitutional Documents or descriptions of the provisions of Bermuda law, are accurate in all material respects.

(20)	The statements under the heading "Certain Income Tax Consequences - Taxation of Accenture Ltd and Taxation of Holders - Bermuda Tax Considerations" are complete in relation to the tax matters described and, to the extent that they represent descriptions of the provisions of Bermuda law, are accurate in all material respects.

(21)	The form of the Share Certificate complies with the requirements of Bermuda law.

      Reservations

      We have the following reservations:-

(a)	The term "enforceable" as used in this opinion means that the obligations in question are of a type which the courts of Bermuda enforce. It does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms.

(b)	We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in any of the Subject Agreements. Further, (other than as stated in opinion (12)) we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(c)	Enforcement of the obligations of the Company under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d)	Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed in this opinion relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(f)	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g)	Except as stated in opinions (11) and (12), we express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h)	Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i)	Any provision in any of the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(j)	A Bermuda court has the power and discretion to refuse to give effect to any provisions of the Subject Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where the Bermuda court has itself made an order for costs associated with the litigation.

(k)

      Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

              (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

              (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

              (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded

              (iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

              (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

(l)	In order to issue this opinion we have carried out the Company Search as at 9.00am on ___ July 2001 and have not enquired as to whether there has been any change since that time and date.

(m)	In order to issue this opinion we have carried out the Litigation Search as at 9.00am on __ July 2001 and have not enquired as to whether there has been any change since that time and date.

(n)	In opinion (1) above, the term "good standing" means only that the Company has received a certificate of compliance from the Registrar of Companies in Bermuda.

(o)	Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid Class A Common Shares, (subject to any contrary provision in any agreement between the Company and the holders of such shares) that no holder of such Class A Common Shares shall be bound by an alteration of the memorandum of continuance or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for, additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company in respect of his shareholding in the Company.

(p)	With respect to this opinion, we have relied upon statements and representations made to us in the certificates referred to in paragraphs 10 and 17 of the Schedule to this opinion. We have made no independent verification of the matters referred to in those certificates and we qualify this opinion to the extent that the statements or representations made in those certificates are not accurate in any respect.

       Disclosure

      This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

      This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda.

      SCHEDULE 1

      Documents

1.	An electronic copy of a registration statement on Form S-1 in relation to the Offering, together with a faxed copy of the execution page as signed by Joe W. Forehand on behalf of the Company, (excluding the exhibits to it and documents incorporated by reference in it) filed by the Company in connection with the Offering with the Securities and Exchange Commission on __ July 2001 (the "Registration Statement").

2.	An electronic copy of the prospectus dated __ July 2001 issued by the Company in connection with the Offering.

3.	A faxed copy of an underwriting agreement dated __ July 2001 entered into and executed by (1) the Company, (2) Accenture SCA and (3) Goldman, Sachs & Co, Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Deutsche Bank Alex. Brown Inc., J.P. Morgan Securities Inc, Salomon Smith Barney Inc., Banc of America Securities LLC, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Warburg LLC, and ABN AMRO Rothschild LLC, (as representatives of the several underwriters named in the agreement - the "US Underwriters") in connection with the Offering (the "US Underwriting Agreement").

4.

      A faxed copy of an underwriting agreement dated __ July 2001 entered into and executed by (1) the Company, (2) Accenture SCA and (3) Goldman Sachs International, Morgan Stanley & Co. International Limited, Credit Suisse First Boston (Europe) Limited, Deutsche Bank Alex.Brown Inc., JP Morgan Securities Inc., Salomon Smith Barney Inc., Banc of America Securities Limited, Lehman Brothers Inc., Merrill Lunch International, UBS AG, acting through its business group UBS Warburg, and ABN AMRO Rothschild (as representatives of the several underwriters named in the agreement - the "International Underwriters") in connection with the Offering (the "International Underwriting Agreement").

      (the US Underwriting Agreement and the International Underwriting Agreement are together referred to as the "Subject Agreements")

5.	A faxed copy of a voting agreement dated as of 18 April 2001 entered into between (1) the Company and (2) the Covered Persons (as defined in that agreement) (the "Voting Agreement"), as executed by - on behalf of the Company;

6.	A faxed copy of a partner matters agreement dated as of 18 April 2001 entered into between (1) the Company and (2) the Covered Person (as defined in that agreement) (the "Partner Matters Agreement"), as executed by - on behalf of the Company;

7.	Certified copies, dated __ July 2001, of the following documents in relation to the Company:-

7.1 certificate of continuance;
7.2 memorandum of continuance;
7.3 bye-laws;

(the documents referred to in 7.2 and 7.3 are together referred to as the "Constitutional Documents"

	7.4	"foreign exchange letter" dated 21 February 2001 issued by the Bermuda Monetary Authority;
	7.5	consent of the Bermuda Monetary Authority dated __ April 2001;
	7.6	tax assurance dated 17 April 2001 issued by the Registrar of Companies for the Minister of Finance;
	7.7	consent of the Bermuda Monetary Authority dated 25 June 2001; and
	7.8	register of directors as at __ July 2001.

8.	Certified copies, dated __ July 2001, of the following resolutions of the Company:-

	8.1	written resolutions of the board of directors passed on 12 April 2001;
	8.2	minutes of a special general meeting of the shareholders of the Company held on 12 April 2001;
	8.3	written resolutions of the reorganisation committee of the board of directors passed on 15 April 2001;
	8.4	written resolutions of the reorganisation committee of the board of directors passed on 17 April 2001;
	8.5	written resolutions of the reorganisation committee of the board of directors passed on 2 May 2001;
	8.6	written resolutions of the reorganisation committee of the board of directors passed on 7 May 2001;
	8.7	minutes of a meeting of the shareholder of the company held on 9 May 2001 (together with a signed form of consent dated 18 May 2001);
	8.8	written resolutions of the reorganisation committee of the board of directors passed on 15 May 2001;
	8.9	written resolutions of the reorganisation committee of the board of directors passed on 15 May 2001;
	8.10	written resolutions of the reorganisation committee of the board of directors passed on 15 May 2001;
	8.11	written resolutions of the reorganisation committee of the board of directors passed on 15 May 2001;

8.12	written resolutions of the reorganisation committee of the board of directors passed on 15 May 2001;
8.13	written resolutions of the reorganisation committee of the board of directors passed on 25 May 2001;
8.14	written resolutions of the reorganisation committee of the board of directors passed on _____ 2001;
8.15	written resolutions of the board of directors passed on ___ June 2001; and
8.16	written resolutions of the pricing committee of the board of directors passed on __ July 2001.

(together, the "Company Resolutions").

9.	Officer's Certificate dated __ July 2001 from D. Scrivner, assistant secretary of the Company, confirming details of the share capital of the Company as at __ July 2001.

10.	Certificate of compliance dated __ July 2001 issued by the Ministry of Finance in Bermuda in relation to the Company.

11.	The entries and filings shown in respect of the Company on its file in the Register of Companies at the office of the Registrar of Companies, Hamilton, Bermuda, as revealed by a search on __ July 2001 (the "Company Search").

12.	The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court, Hamilton, Bermuda, as revealed by a search on · July 2001 (the "Litigation Search").

13.	A copy of a letter dated __ July 2001 from this firm to the Registrar of Companies, Hamilton, Bermuda filing a copy of the Registration Statement, acknowledged as received by the Registrar of Companies.

14.	A copy of the standard form of certificate to be issued by the Company to holders of Class A Common Shares (the "Share Certificate").

15.	Officer's certificate dated __ July 2001 from D. Scrivner, secretary of the Company, confirming that that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record (as relevant) the resolutions adopted by all the directors of the Company as unanimous written resolutions of the board or by all the members of a committee of the board as unanimous written resolutions of that committee or the resolutions passed by the shareholder(s) of the Company in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout.

      ANNEX II(b)

      Form of opinion of Simpson Thacher & Bartlett

              We have acted as United States counsel to Accenture Ltd, an exempted company limited by shares registered in Bermuda (the "Company"), in connection with the purchase by (i) the U.S. Underwriters of an aggregate of ________ shares (the "U.S. Shares") of Class A common shares, par value $0.0000225 per share (the "Class A Common Shares"), of the Company from the Company pursuant to the U.S. Underwriting Agreement dated _______ __, 2001 among the several U.S. Underwriters (the "U.S. Underwriters") named in Schedule I thereto, the Company and Accenture SCA, a Luxembourg société en commandite par actions ("SCA")(the "U.S. Underwriting Agreement") and (ii) the International Underwriters of an aggregate of _______ shares (the "International Shares" and, together with the U.S. Shares, the "Shares") of Class A Common Shares pursuant to the International Underwriting Agreement dated _______ __, 2001 among the several International Underwriters (the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters") named in Schedule I thereto, the Company and SCA (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements").

              We have examined the Registration Statement on Form S-1 (File No. 333-59194) filed by the Company under the United States Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement"); and the Company's prospectus dated _______ __, 2001 (the "Prospectus") filed by the Company pursuant to Rule 424(b) of the rules and regulations of the United States Securities and Exchange Commission (the "Commission") under the Act. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

              We have assumed, in connection with our opinions set forth below, that (1) the Company is validly existing and in good standing under the laws of Bermuda and SCA is validly existing under the laws of Luxembourg, (2) the Company has duly authorized, executed and delivered the Underwriting Agreements in accordance with its Memorandum of Continuance and Bye-laws and the laws of Bermuda and SCA has duly authorized, executed and delivered the Underwriting Agreements in accordance with its Articles of Association and the laws of Luxembourg, (3) execution, delivery and performance by the Company of the Underwriting Agreements do not violate the laws of Bermuda or the applicable laws of any other non-U.S. jurisdiction and execution, delivery and performance by SCA of the Underwriting Agreements do not violate the laws of Luxembourg or the applicable laws of any other non-U.S. jurisdiction, and (4) execution, delivery and performance by the Company of the Underwriting Agreements do not constitute a breach or violation of, or require the consent to be obtained under, any agreement or instrument which is binding upon the Company and execution, delivery and performance by SCA of the Underwriting Agreements do not constitute a breach or violation of, or require the consent to be obtained under, any agreement or instrument which is binding upon SCA.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. The Underwriting Agreements have been duly executed and delivered by the Company and SCA in accordance with the laws of the State of New York.

                  2. The issue and sale of the Shares by the Company and the compliance by the Company and SCA with all of the provisions of the Underwriting Agreements will not violate any federal or New York statute or any rule or regulation that has been issued pursuant to any federal or New York statute or any order known to us issued pursuant to any federal or New York statute by any governmental agency or body or court having jurisdiction over the Company, SCA or any of its subsidiaries or any of their properties.

                  3. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or, to our knowledge, any federal or New York court is required for the issue and sale of the Shares by the Company or the compliance by the Company and SCA with all of the provisions of the Underwriting Agreements, except for the registration under the Act and the United States Securities Exchange Act of 1934, as amended, of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  4. The issue and sale of the Shares by the Company and the compliance by the Company or SCA, as the case may be, with all of the provisions of the Underwriting Agreements will not breach or result in a default under any loan agreement or other document identified on the annexed schedule furnished to us by you.

                  5. The statements made in the Prospectus under the caption "Certain Income Tax Consequences-Taxation of Holders-United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

                  6. The Company is not an "investment company" within the meaning of and subject to regulation under the United States Investment Company Act of 1940, as amended.

                  7. Under the laws of the State of New York relating to submission to jurisdiction, assuming validity and irrevocability in each case under the laws of Bermuda and Luxembourg, the Company and SCA have, pursuant to Section 14 of the Underwriting Agreements, (A) validly submitted to the jurisdiction of any New York Court (as defined in the Underwriting Agreements) and (B) validly appointed the Authorized Agent (as defined in the Underwriting Agreements) as their authorized agent for the purpose described in Section 14 of the Underwriting Agreements, and service of process effected in the manner set forth in Section 14 of the Underwriting Agreements will be effective to confer valid personal jurisdiction over the Company and SCA.

              Our opinion set forth in paragraph 5 above is based on the provisions of the Internal Revenue Code of 1986, as amended, on the regulations promulgated thereunder and on published rulings and judicial decisions now in effect, all of which are subject to change or different interpretations.

              In connection with the provisions of the Underwriting Agreements whereby the parties submit to the jurisdiction of the courts of the United States of America located in the Borough of Manhattan, The City of New York, New York, we note the limitations of 28 U.S.C. §§1331 and 1332 on subject matter jurisdiction of the United States federal courts. In connection with the provisions of the Underwriting Agreements which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR §510 a New York state court may have discretion to transfer the place of trial, and under 28 U.S.C. §1404(a) a United States District Court has discretion to transfer an action from one United States federal court to another.

              We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor, except as and to the extent set forth in paragraph 5 above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we participated in conferences with certain officers and employees of the Company, with representatives of PricewaterhouseCoopers LLP and with counsel to the Company. Certain of the corporate records and documents reviewed by us were in languages other than English or were governed by non-U.S. law, and, accordingly, we necessarily relied upon officers and employees of the Company, non-U.S. counsel to the Company and other persons in evaluating such corporate records and documents. Based upon our examination of the Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of ______ __ 2001, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus, and (ii) we have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of _____ __ 2001 or as of the date hereof, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

              We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. We understand that with respect to all matters governed by the laws of Bermuda, you will be relying on the opinions of Appleby Spurling & Kempe, Bermuda counsel to the Company, and Mello Jones & Martin, Bermuda counsel to the Underwriters, rendered to you and dated the date hereof. We also understand that with respect to all matters governed by the laws of Luxembourg, you will be relying on the opinion of Beghin & Feider en association avec Allen & Overy, Luxembourg counsel to the Company, rendered to you and dated the date hereof.

      This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

      Schedule

1.	Credit Agreement, dated as of August 31, 1998, among Accenture Finance B.V. (formerly AC Finance B.V.), the Borrowing Affiliates referred to therein, the Banks party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent, as amended by Amendment No. 1, dated as of November 3, 2000, Amendment No. 2, dated as of February 28, 2001, and Amendment No. 3, dated as of May 31, 2001;
2.	Credit Agreement, dated as of June 22, 2001, among Accenture Finance B.V., the Borrowing Affiliates referred to therein, the Lenders party thereto and Bank of America, N.A., as Administrative Agent;
3.	Form of Employment Agreement of Joe W. Forehand, Stephan A. James, William D. Green, Jackson L. Wilson, Jr. and Michael G. McGrath;
4.	Form of Non-Competition Agreement, dated as of April 18, 2001, among the Company and certain employees; and
5.	Form of Non-Competition Agreement, dated as of April 18, 2001, among SCA and certain employees.

      ANNEX II(c)

      Form of opinion of Beghin & Feider en association avec Allen & Overy

      We have acted as special legal advisers in the Grand-Duchy of Luxembourg ("Luxembourg") to Accenture S.C.A., a société en commandite par actions incorporated in the Grand-Duchy of Luxembourg ("S.C.A."), in connection with the Underwriting Agreement (U.S. Version) dated ___ July 2001 executed by the Accenture Ltd, an exempted company limited by shares registered in Bermuda (the "Company"), S.C.A. and the U.S. Representatives (the "U.S. Underwriting Agreement") the International Underwriting Agreement dated ___ July 2001 executed by the Company, S.C.A. and the International Representatives (the "International Underwriting Agreement") (the U.S. Underwriting Agreement, and the International Underwriting Agreement will together be referred to as the "Underwriting Agreements") and the , Transfer Rights Agreement, dated as of April 18, 2001, among S.C.A. and the covered persons signatory thereto (the "Transfer Rights Agreement") Underwriting Agreements and the Transfer Rights Agreement together will be referred to as the " Agreements") . Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreements.

      In connection with this opinion, we have examined copies of:

(i)	the U.S. Underwriting Agreement;

(ii)	the International Underwriting Agreement

(iii)	the Transfer Rights Agreement

(iv)	the deed of incorporation and the articles of incorporation of S.C.A. as amended for the last time on 15th June 2001; and

(v)	the resolutions dated _____ 2001 of the S.C.A. Committee of Accenture Ltd acting in its capacity as representative of the general partner of S.C.A. and resolving inter alia the entry into and performance under the Agreements (the "Resolutions").

      We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Agreements.

      In rendering the opinions set forth below, we have assumed the following:

(a)	the genuineness of all signatures, stamps and seals, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or photostatic or faxed or certified or conformed copies or specimen, and the authenticity of the originals of such latter documents;

(b)

      that the Agreements constitute the legal, valid and binding obligation of the respective parties (other than S.C.A.) and are enforceable in accordance with their respective terms under all applicable laws other than the law of Luxembourg;

(c)

      that the Agreements have been duly executed and delivered by the respective parties (other than S.C.A.) in accordance with their respective terms under all applicable laws other than the law of Luxembourg;

(d)	that all factual matters and statements relied upon or assumed therein are true and complete on the date of execution of the Agreements;

(e)	that all matters (including without limitation, the obtaining of necessary consents and approvals and the making of necessary filings and registrations) required in connection with the Agreements to render them enforceable in all relevant jurisdictions (other than Luxembourg) have been effected and duly complied with and that such compliance remains in full force and effect and will continue to be effected where required for the validity and enforceability, under such laws as applicable (other than Luxembourg law), of the Agreements;

(f)	that there are no provisions of the laws of any jurisdictions outside Luxembourg which would adversely affect, or otherwise have any negative impact on, the opinions expressed in this legal opinion;

(g)	that all authorisations, approvals and consents of any country (other than Luxembourg) which may be required in connection with the execution, delivery and performance of the Agreements (and any document in connection therewith) have been or will be obtained, and that all internal corporate or other authorisation procedures by each party (other than S.C.A.) for the execution by them, of the Agreements (or any documents in connection therewith) to which they are expressed to be a party, have been fulfilled;

(h)	that the Agreements are legal, valid, binding and enforceable under New York law, that the choice of New York law is valid as the choice of proper law (so far as New York law is concerned) and that the obligations assumed by all the parties thereunder constitute legal, valid, binding and enforceable obligations under New York law;

(i)	that all the parties to the Agreements (other than S.C.A.) are companies duly organised, incorporated and validly existing in accordance with the laws of the jurisdiction of their respective incorporation and/or the place of effective management, having a corporate existence, that in respect of all the parties to the Agreements (other than S.C.A.), no steps have been taken pursuant to any insolvency proceedings to appoint an administrator, receiver or liquidator over the respective parties or their assets and that no voluntary winding-up of such parties has been recorded at the date hereof ;

(j)	that the principal place of business (principal établissement) of the S.C.A. is located at its registered office (siège statutaire) in Luxembourg;

(k)	that the entry into the Agreements (and any document in connection therewith) will materially benefit the S.C.A. and is in the best interest, and for the corporate benefit, of the S.C.A., as expressly stated and confirmed by the general partner (commandité) of the S.C.A. in the Resolutions;

(l)	that the articles of incorporation of the S.C.A. have not been amended since the date referred to in the document mentioned under (v) above; and

(m)	that Accenture Ltd in its capacity as the general partner of the S.C.A. has the corporate power and authority under the law of Bermuda and Accenture Ltd's constitutive and other relevant corporate documents to enter into the Agreements and that the person(s) having signed the Agreements had the power and authority under the law of Bermuda and Accenture Ltd's constitutive and other relevant corporate documents applicable to Accenture Ltd as required by Bermuda law.

      We do not express any opinion herein as to, nor have we investigated for the purposes of this legal opinion, the laws of any jurisdiction other than Luxembourg. Further, it is assumed that no foreign laws (including foreign conflict of law rules and private international laws), which may apply with respect to the Agreements, or any of the transactions and matters contemplated thereby would be such as to affect any of the conclusions stated in this legal opinion. This legal opinion is given as of this date and we undertake no obligation to update it or to advise of any changes hereafter occurring.

      Based upon, and subject to, the foregoing assumptions and subject to the qualifications set out below and to any matters not disclosed to us, we are of the opinion that under the laws of Luxembourg in effect, and as published, construed and applied by the Luxembourg courts, on the date thereof:

      1. The S.C.A. has been duly incorporated and is validly existing as a société en commandite par actions under the laws of Luxembourg for an unlimited duration, with the corporate power and authority to own its assets and conduct its business.

      2. That all matters (including without limitation all of the issued shares of capital stock of the S.C.A.) have been duly and validly authorized and issued and are fully paid up.

      3. The S.C.A. is duly qualified to transact business in any other jurisdiction (based upon the assumption that transacting business in such other jurisdiction is possible and legal under the laws of such jurisdiction).

      4. The S.C.A. has, insofar as the laws of Luxembourg are concerned, the corporate power and authority under the laws of Luxembourg to enter into, execute and deliver the Agreements and perform its obligations thereunder. The S.C.A. has taken all necessary action to authorize the execution, delivery and performance of the Agreements.

      5. The Agreements have, insofar as the laws of Luxembourg are concerned, been duly executed and delivered on behalf of the S.C.A.

      6. Insofar as the laws of Luxembourg are concerned, the obligations expressed to be assumed by the S.C.A. under the Agreements constitute legal, valid and binding obligations of the S.C.A., enforceable against the S.C.A. in accordance with their respective terms.

      7. The execution, delivery and performance by the S.C.A. of the Agreements (a) will not result in any violation of (1) any law, rule or regulation of Luxembourg or (2) any order known to us issued by any court or governmental agency or body or (3) its organizational documents and (b) will not result in, or require, the creation of any lien upon or security interest in the S.C.A.'s properties or revenues pursuant to the foregoing.

      8. To our knowledge, but without having made specific investigations, there are no legal or governmental proceedings pending to which the S.C.A. or any of its Luxembourg subsidiaries is a party or of which any property of the S.C.A. or of its Luxembourg subsidiaries is the subject which, if determined adversely to the S.C.A. or any of its Luxembourg subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or result of operations of the S.C.A. and its Luxembourg subsidiaries and, to our knowledge, but without having made specific investigations, no such proceedings are threatened or contemplated by governmental authorities of threatened by others.

      9. To our knowledge, there are no bankruptcy, liquidation, insolvency or receivership proceedings or other proceedings of similar effect relating to or affecting the enforcement of the creditors' rights generally, pending or threatened or contemplated against S.C.A.

      10. To our knowledge, S.C.A. has never been and is not in violation of any legal or other applicable provisions which would authorise the Public Prosecutor "Procureur d'Etat" to request the dissolution or the liquidation of S.C.A.

      11. Neither the S.C.A. nor any of its Luxembourg subsidiaries is currently in violation of its articles of incorporation.

      12. No consent or authorization of, filing or registration with, any governmental authority, and no consent of any other person is required to be obtained or made by or on behalf of the S.C.A. in connection with the execution, delivery, performance, validity or enforceability of the Agreements. Although this is generally not done in practice, Luxembourg courts or an official Luxembourg authority may require the prior registration of the Agreements if it were to be produced in a Luxembourg court action or exhibited before an official Luxembourg authority.

      13. Under the laws of Luxembourg, the submission to the jurisdiction of a New York Court, the appointment of the Process Agent and the other provisions contained in Section 14 of the Underwriting Agreements are irrevocably binding on the S.C.A.

      14. The S.C.A. can sue and be sued in its own name under the laws of Luxembourg; service of process accepted in a manner set forth in Section 14 of the Underwriting Agreements will be effective, insofar as the law of Luxembourg is concerned, to confer valid personal jurisdiction over the S.C.A.;

      15. The Agreements are in proper legal form under the laws of Luxembourg for the enforcement thereof against the S.C.A. under the laws of Luxembourg subject to its translation into French or German.

      16. The S.C.A. is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under the Agreements and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under the Agreements. The waiver of the S.C.A. of immunity to jurisdiction (including the waiver of sovereign immunity to which the S.C.A. may become entitled subsequent to the date of the Agreements) and immunity to pre-judgment attachment, post-judgement attachment and execution in any suit, action or proceeding against it arising out of or based on the Agreements is a valid and binding obligation of the S.C.A. under the laws of Luxembourg.

      17. In any action or proceeding arising out of or relating to the Underwriting Agreements in any court in Luxembourg (if competent), such court would recognize and give effect to the choice of law provisions in the Underwriting Agreements wherein the parties thereto agree that the Underwriting Agreements shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

      18. If any final and conclusive judgment of a competent court in the United States of America was rendered against the S.C.A. in connection with any action arising out of or relating to the Underwriting Agreements, such judgment would be recognized and could be sued upon in the courts of Luxembourg subject to the applicable enforcement (exequatur) procedure, and such courts would grant a judgment which would be enforceable against the S.C.A. in Luxembourg without any retrial. Any judgement awarded in the Courts of Luxembourg may be expressed in a currency other than Luxembourg Francs or Euros or its Luxembourg Francs or Euros equivalent at the time of judgement payment. However, any obligations to pay a sum of money in a currency other than Luxembourg Francs or Euros will be enforceable by in Luxembourg in terms of Luxembourg Francs or Euros only.

      19. The indemnification and contribution provisions set forth in Section 8 of each of the Underwriting Agreements do not contravene the public policy or laws of Luxembourg.

      20. All dividends and other distributions declared and payable on the shares of capital stock of the S.C.A. may under the current laws and regulations of Luxembourg be paid in the currency of Luxembourg, in Euros or be converted into a foreign currency that may be fully transferred out of Luxembourg, but the dividend distributions will be subject to a 25 % withholding tax.

      Our opinions above are subject to the following qualifications:

a.	The validity, legality, performance and enforceability of the Agreements are subject to, and may be affected or limited by, the provisions of any applicable bankruptcy, insolvency, liquidation, moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement or composition with creditors (concordat préventif de faillite), fraudulent conveyance (actio pauliana), reorganisation or similar laws affecting the rights of creditors generally.

b.	Where any obligations are to be performed or observed or are based upon a matter arising in a jurisdiction outside Luxembourg, they may not be enforceable under Luxembourg law if and to the extent that such performance or observance would be unlawful, unenforceable, or contrary to public policy under the laws of such jurisdiction. "Public policy" means the fundamental concepts of Luxembourg law that the Luxembourg courts may deem, in a given case, to be of such significance so as to exclude the application of an (otherwise applicable) foreign law deemed to be contrary to such concepts. Luxembourg courts have in the past, for instance, refused to recognize a bankruptcy judgement in respect of a company rendered by a foreign court in whose jurisdiction such company did not, in the opinion of the Luxembourg court, have its principal place of business and the management of its corporate matters (District court, Luxembourg, 13th July, 1984, n° 826/84, unpublished).

c.	A foreign jurisdiction clause does not prevent the parties from initiating legal action in front of Luxembourg courts to the extent that summary proceedings (référé) seeking conservatory or urgent provisional measures are concerned. Notwithstanding a foreign jurisdiction clause, Luxembourg courts would have in principle jurisdiction for any conservatory or provisional action in connection with assets located in Luxembourg and such action would most likely be governed by Luxembourg law.

d.	With respect to the opinions expressed in paragraphs 12. and 15. above, the registration of the Agreements (or any document in connection therewith) with the Administration de l'Enregistrement et des Domaines in Luxembourg may be required in the event of court proceedings in Luxembourg (if competent) or, in the event that the Agreements (or any document in connection therewith) must be produced before an official Luxembourg authority, in which case, subject to certain exceptions, an ad valorem duty of 0.24 (zero point twenty four) per cent. of the amount of the payment obligation mentioned in the document so registered will be payable. If registration is so required, the Luxembourg courts or the official authority may require that the Agreements and/or any judgement obtained in the courts of New York must be translated into French or German.

e.	We express no opinion as to whether any provision in the Agreements conferring a right of set-off or similar right would be effective against a Luxembourg bankruptcy receiver, liquidator or creditor.

f.	The Luxembourg courts would enforce a final and conclusive decision rendered by a New York Court in any suit, action or proceedings with respect to the Underwriting Agreements and there would be no formal retrial or re-examination of the matters adjudicated; provided however, that such court decision would have to comply with the conditions posed by article 678 of the Luxembourg nouveau code de procedure civile (i.e. the exequatur procedure) as currently interpreted by the Luxembourg courts, which in essence are as follows:

a)	the foreign court decision is final and enforceable in the State where it has been rendered and complies with the conditions posed by a treaty (if any) in order to be recognized and enforceable in Luxembourg;
b)	the court decision emanates from a court having both international (according to Luxembourg conflict rules) and national (according to the law of the foreign jurisdiction) competence;
c)	the court decision has been rendered according to the legal formalities applicable in the relevant State and applies the substantive law of the country whose law would be applied according to the Luxembourg conflict of law rules; and
d)	the court decision is not contrary to Luxembourg public policy or mandatory rules of Luxembourg law.

g.	Claims may become barred under statutory limitation period rules and may be subject to defences of set-off or counter-claims. No opinion on close-out netting is expressed or, in general, as to whether rights of set-off are effective in a Luxembourg insolvency situation.

h.	Interest may not accrue on interest that is due on capital, unless such interest has been due for at least one year (article 1154 of the civil code). The right to compound interest is limited to cases where (x) the interest has been due for at least one year and (y) the parties have specifically provided in an agreement (to be made after that interest has become due for at least one year) that such interest may be compounded (or absent such agreement, the creditor may file an appropriate request with the relevant court). The provisions of article 1154 of the civil code are generally considered to be a point of public policy under Luxembourg law. It is possible that a Luxembourg court would consider them to be a point of international public policy that would set aside the relevant foreign governing law.

i.	We express no opinion as to the validity and enforceability of provisions whereby interest on overdue amounts or other payment obligations shall continue to accrue or subsist after judgement.

j.	With respect to the opinion expressed in paragraph 17. above, the Luxembourg courts would not apply a chosen foreign law if that choice was not made bona fide and/or if:

	i.	it were not pleaded and proved; or

	ii	if pleaded and proved, such foreign law would be contrary to the mandatory rules of Luxembourg law or manifestly incompatible with Luxembourg international public policy.

k.	Clauses that grant to one of the parties the power to determine, in its absolute discretion, certain facts, to fix the terms and conditions of the obligations of the other party or to state unilaterally the amount of expenses or losses to be recovered from the other party and that thus grant the power to determine unilaterally the commitments of the other party, may be declared void by a Luxembourg court (if competent) on the basis of articles 1170 and 1174 of the Luxembourg civil code (condition purement potestative, one-sided clause). It is generally held that such clauses are voidable only if they are expressed in favour of the debtor and grant the latter the discretionary power or right to determine its obligations. Articles 1170 and 1174 of the Luxembourg civil code are considered to be a point of public policy under Luxembourg law. It is possible that a Luxembourg court would consider them to be a point of international public policy that would set aside the relevant foreign governing law.

l.	Penalty clauses (clauses pénales), and similar clauses on damages or liquidated damages, as governed by article 1152 and articles 1226 et seq. of the Luxembourg civil code are allowed to the extent that they provide for a reasonable level of damages. The judge has however the right to reduce (or increase) the amount thereof if it is unreasonably high (or low). The provisions of article 1152 and articles 1226 et seq. of the civil code are generally considered to be a point of public policy under Luxembourg law. It is possible that a Luxembourg court would consider them to be a point of international public policy that would set aside the relevant foreign governing law.

m.	Any indemnity provision entitling one party to recover its legal and other enforcement costs and expenses from another party may be limited in terms of items or amounts as a Luxembourg court (if competent) deems appropriate.

n.	A contractual provision allowing the service of process against the S.C.A. on a service agent could be overridden by Luxembourg statutory provisions allowing the valid service of process against the S.C.A. in accordance with applicable laws at its domicile. If the designation of a service agent constitutes (or will be deemed to constitute) or, if the S.C.A. issues, a power of attorney or mandate (mandat), whether or not irrevocable, such power of attorney or mandate will terminate by force of law, and without notice, upon the occurrence of insolvency events affecting the S.C.A.

o.	Certain obligations may not be subject to specific performance pursuant to court orders, but may result in damages only. Any certificate which would by contract be deemed to be conclusive may not be upheld by the Luxembourg courts.

p.	We express no tax opinion whatsoever (other than those set forth in the opinion expressed in paragraph 20.) in respect of the S.C.A. or the tax consequences of the transactions contemplated by the Agreements (or any document in connection therewith) and we express no opinion on matters of fact or on matters other than those expressly set forth in this legal opinion, and no opinion is, or may be, implied or inferred herefrom.

q.	With your consent, we have not made any enquiry regarding, and no opinion is expressed or implied in relation to, the accuracy of any representation or warranty given by, or concerning, any of the parties to the Agreements or whether such parties or any of them have complied with or will comply with any covenant or undertaking given by them or the terms and conditions of any obligations binding upon them, save as expressly provided herein.

r.	Payments made, as well as other transactions (listed in the pertinent section of the Luxembourg code of commerce) concluded or performed, during the so-called suspect period (période suspecte) which is fixed by the Luxembourg court and dates back (not more than) 6 months as from the date on which the Luxembourg court formally adjudicates a person bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of such period, are subject to cancellation by the Luxembourg court upon proceedings instituted by the Luxembourg insolvency receiver (curateur).

In particular,

i.	article 445 of the code of commerce sets out that, during the suspect period and an additional period of ten days preceding the suspect period fixed by the court, specified transactions (e.g., the granting of a security interest for antecedent debts; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any other means than in cash or by bill of exchange; the sale of assets without consideration or for materially inadequate consideration) must be set aside or declared null and void, as the case may be, if so requested by the insolvency receiver;

ii.	article 446 of the code of commerce states that payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt's cessation of payments; and

iii.	regardless of the suspect period, article 448 of the code of commerce and article 1167 of the civil code (actio pauliana) give the creditor the right to challenge any fraudulent payments and transactions made prior to the bankruptcy, without limitation of time.

      s.     The opinion expressed in paragraph 1. above is subject to the qualification:

i.	that a search at the Luxembourg trade and companies register and/or at the clerk's office of the Luxembourg district court (sitting in commercial matters) is not capable of conclusively revealing whether or not a winding-up petition or a petition for the making of an administration or bankruptcy order or similar action has been presented (although the person to whom we spoke on ___ July, 2001 at the clerk's office of the Luxembourg district court sitting in commercial matters confirmed that no petition for a winding up or for the making of an administration or bankruptcy order or similar action has been lodged with them); and

	ii.	that the corporate documents (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver, manager, administrator or administrative receiver) may not be held at the Luxembourg trade and companies register and/or at the clerk's office of the Luxembourg district court (sitting in commercial matters) immediately and that there may be a delay in the relevant notice appearing on the files of the relevant party.

t.		"Enforceable", as used above, means that the obligations assumed by the S.C.A. pursuant to the Agreements are of a type which the Luxembourg courts enforce. It does not mean that these obligations will be necessarily enforced in all circumstances in accordance with their respective terms. In particular:

	i.	as stated above, the validity, performance and enforcement may be limited by Luxembourg laws affecting creditors' rights generally, as well as principles of Luxembourg international public policy or public order from time to time in force; and

	ii.	the enforcement of the Agreements (or any of the documents in connection therewith), and the rights and obligations of the parties thereto will be subject to the general statutory principles of Luxembourg law and no opinion is given herein as to the availability of any specific performance remedy, other than monetary damages, for the enforcement of any obligation of the Agreements (or any document in connection therewith) and this legal opinion should not be taken to imply that a Luxembourg court will necessarily grant any remedy, in particular orders for specific performance and injunctions will not be available.

u.		The question as to whether or not any provision of the Agreements which may be invalid on account of illegality may be severed from the other provisions thereof in order to save those other provisions would be determined by the Luxembourg courts in their discretion.

      This legal opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this legal opinion and all rights, obligations or liability in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and that any action or claim in relation to it can only be brought exclusively before the courts of Luxembourg.

      Luxembourg legal concepts are expressed in English terms and not in their original French or German terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language. We accept no responsibility for omissions or inaccuracies to the extent that any are attributable to such factors. This legal opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be solely governed by Luxembourg law and be brought exclusively before a Luxembourg court.

      This legal opinion is given for your sole benefit and may not be relied upon, quoted or otherwise used by any other person other than your legal advisers or for any other purposes without our prior written consent.

      ANNEX II(d)

      Form of opinion of Douglas G. Scrivner

              I am the General Counsel and Secretary of Accenture Ltd, an exempted company limited by shares registered in Bermuda (the "Company"). In that capacity, I have acted as counsel for the Company in connection with the purchase by (i) the U.S. Underwriters of an aggregate of ________ Class A common shares, par value $0.0000225 per share (the "Class A Common Shares"), of the Company from the Company pursuant to the U.S. Underwriting Agreement dated _______ __, 2001 among the several U.S. Underwriters named in Schedule I thereto, the Company and Accenture SCA, a Luxembourg société en commandite par actions ("SCA")(the "U.S. Underwriting Agreement") and (ii) the International Underwriters of an aggregate of _______ Class A Common Shares pursuant to the International Underwriting Agreement dated _______ __, 2001 among the several International Underwriters named in Schedule I thereto, the Company and SCA (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements").

              I have examined the Registration Statement on Form S-1 (File No. 333-59194) filed by the Company under the United States Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement"); and the Company's prospectus dated _______ __, 2001 (the "Prospectus") filed by the Company pursuant to Rule 424(b) of the rules and regulations of the United States Securities and Exchange Commission under the Act. In addition, I have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

                1. To my knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company, SCA or any of its subsidiaries is a party or of which any property of the Company, SCA or any of its subsidiaries is the subject which, if determined adversely to the Company, SCA or any of its subsidiaries, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect (as such term is defined in the Underwriting Agreements); and, to my knowledge, no such proceedings are threatened or contemplated by any court or governmental agency or body or any stock exchange authorities or threatened by others.

                2. Accenture LLP has been duly formed and is validly existing as a general partnership organized and existing as a registered limited liability partnership under the laws of the State of Illinois with partnership power and authority to own its properties and conduct its business as described in the Prospectus.

              I have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor. In the course of the preparation by the Company of the Registration Statement and the Prospectus, I and other lawyers under my supervision participated in conferences with certain other officers and employees of the Company, with representatives of PricewaterhouseCoopers LLP and with counsel to the Company. Certain of the corporate records and documents reviewed by us were in languages other than English or were governed by non-U.S. law, and, accordingly, we necessarily relied upon other officers and employees of the Company, non-U.S. counsel to the Company and other persons in evaluating such corporate records and documents. Based upon our examination of the Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, I have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of _____, 2001 or as of the date hereof, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I express no belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

              I am a member of the Bar of the State of Illinois, and I do not express any opinion herein concerning any law other than the law of the State of Illinois.

              This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent